Exhibit 99.1

BBQ Holdings, Inc. Reports Results for Fourth Quarter and Fiscal Year 2021; Announces Acquisition of Barrio Queen, Corporate Name Change and Provides 2022 Guidance

MINNEAPOLIS, March 14, 2022 – BBQ Holdings, Inc. (NASDAQ: BBQ) (the “Company”), an innovating global franchisor, owner and operator of restaurants, today reported financial results for the fourth quarter and fiscal year ended January 2, 2022.

Fourth Quarter Highlights:

	Fourth Quarter
(dollars in thousands, except per share data)	2021	2020	2019
Total revenue	$68,395	$34,258	$23,613
Net income (loss)	$2,602	$(2,836)	$(1,788)
Earnings (loss) per diluted share	$0.25	$(0.31)	$(0.20)
Adjusted net income (loss)	$2,820	$(1,538)	$(1,210)
Adjusted earnings (loss) per diluted share	$0.27	$(0.17)	$(0.13)
Cash EBITDA	$4,550	$85	$(692)
Restaurant-level margins	7.6%	2.1%	(3.0)%
Prime costs	62.3%	63.6%	67.9%
Free cash flow	$3,140	$(743)	$(3,655)

	Fourth Quarter Same Store Sales
	2021 vs. 2020	2021 vs. 2019
Famous Dave's Company-owned	22.8%	15.5%
Famous Dave's Franchise-operated*	26.5%	18.8%
Granite City**	63.8%	(2.4)%
Village Inn Company-owned**	54.5%	(9.2)%
Village Inn Franchise-operated*	51.7%	NA %
Bakers Square**	50.4%	(12.7)%
Clark Crew	17.0%	NA %
Real Urban BBQ**	8.9%	2.7%
* as reported by franchisees
** includes sales under prior ownership

Fiscal Year Highlights:

	Fiscal Year
(dollars in thousands, except per share data)	2021	2020	2019
Total revenue	$206,442	$121,237	$83,555
Net income (loss)	$24,021	$4,947	$(649)
Earnings (loss) per diluted share	$2.42	$0.54	$(0.07)
Adjusted net income (loss)	$7,033	$(2,616)	$647
Adjusted earnings (loss) per diluted share	$0.71	$(0.29)	$0.07
Cash EBITDA	$17,450	$948	$3,423
Restaurant-level margins	9.3%	1.3%	(0.1)%
Prime costs	61.4%	64.9%	67.2%
Free cash flow	$13,624	$(2,551)	$(3,332)

	Fiscal Year Same Store Sales
	2021 vs. 2020	2021 vs. 2019
Famous Dave's Company-owned	23.7%	13.7%
Famous Dave's Franchise-operated*	25.9%	6.6%
Granite City**	50.0%	(8.6)%
Village Inn Company-owned**	42.0%	(13.0)%
Village Inn Franchise-operated*	49.1%	NA %
Bakers Square**	29.9%	(21.5)%
Clark Crew	17.3%	NA %
Real Urban BBQ**	11.5%	0.8%
* as reported by franchisees **includes sales under prior ownership

Subsequent Events:

On March 10, 2022, we executed an Asset Purchase Agreement for substantially all the assets related to the fast-growing Barrio Queen restaurant group, and we expect to close the transaction within 45 days. Barrio Queen is known for their authentic Mexican fine dining in Phoenix, Arizona. There are currently seven operating restaurants and a lease signed for an eighth with a target opening date of December 2022. The purchase price of $28.0 million will be funded with cash and debt. Further details of the transaction will be made public upon closing.

On March 11, 2022, we closed the purchase of three bar-centric locations. The purchase price of $4.5 million was funded with cash at a multiple of 3.25 times 2021 store-level EBITDA.

Current and Projected (“PF”) Portfolio:

	FAMOUS DAVE’S		VILLAGE INN		GRANITE CITY		BAKERS SQUARE		REAL URBAN BBQ		CLARK CREW BBQ		TAHOE JOE’S		BARRIO QUEEN		BAR CONCEPTS		TOTAL
	2021	2022 PF	2021	2022 PF	2021	2022 PF	2021	2022 PF	2021	2022 PF	2021	2022 PF	2021	2022 PF	2021	2022 PF	2021	2022 PF	2021	2022 PF
Corporate Locations	39	41	21	22	18	18	14	14	2	2	1	1	5	4		8		3	100	113
Brick & Mortar	30	31	21	21	18	17	11	11	2	2	1	1	5	4		8		3	88	98
Dual Concept	1	1		1		1													1	3
Ghost Kitchens	8	9					3	3											11	12
Franchise/License Locations	104	107	108	111			4	4						1					216	223
Brick & Mortar	85	87	108	111															193	198
Dual Concept		1												1					0	2
Ghost Kitchens	19	19					4	4											23	23
Total Locations	143	148	129	133	18	18	18	18	2	2	1	1	5	5		8		3	316	336
Growth Plan	New line serve / drive thru and Ghost locations		New trendy breakfast prototype		Dual concept with new breakfast brand		Sell pies in retail, kiosk and other restaurants		New line serve locations and CPGs		CPGs		Dual Concept with FDs		Franchise and Corporate		Corporate
# Opening in 2022		Q1: 3		Q1: 1		n/a		n/a		n/a		n/a		Q1: -		Q1: -		n/a	Total:	13
		Q2: 1		Q2: 1										Q2: -		Q2: -
		Q3: 1		Q3: 1										Q3: -		Q3: 1
		Q4: 1		Q4: 2										Q4: 1		Q4: -

Filling Latent Capacity:

●	Dual concept Granite City/Village Inn opened in Maple Grove, MN in March 2022.
●	Famous Dave’s ghost kitchen to open in Granite City in Fargo, ND in March 2022.

Organic Unit Growth:

●	Famous Dave’s franchisee opened a line-serve restaurant in Coon Rapids, MN in October 2021.
●	Opened a Real Urban Barbeque restaurant in Chicago, IL in October 2021.
●	Famous Dave’s Drive thru in Salt Lake City, UT opened in March 2022.
●	Famous Dave’s franchisee opened an additional restaurant in the United Arab Emirates in February 2022.
●	New Village Inn prototype expected to open in Omaha, NE in the second quarter of 2022.

Mergers and Acquisitions:

●	Purchased Tahoe Joe’s Steakhouse brand in October 2021.
●	Signed an Asset Purchase Agreement to acquire Barrio Queen in March 2022.
●	Closed the purchase of three bar-centric company-owned locations in March 2022.

2022 Guidance:

●	Net restaurant revenue of $265mm to $280mm
●	Net income and adjusted net income range from $12.5mm to $15.5mm
●	We expect to exhaust our deferred tax assets mid-2022
●	Diluted earnings per share and adjusted earnings per diluted share of $1.15 to $1.45
●	Cash EBITDA range from $23mm to $25mm***
●	Free cash flow range from $13.5mm to $15.5mm***

12-Month Run Rate Guidance:

●	Net restaurant revenue of $280mm to $295mm
●	Net income and adjusted net income range from $14.0mm to $17.0mm
●	Diluted earnings per share and adjusted earnings per diluted share of $1.30 to $1.60
●	Cash EBITDA range from $25.5mm to $27.5mm***
●	Free cash flow range from $15.5mm to $17.5mm***

*** assumes completion of Barrio Queen and Bar Concepts acquisitions

Executive Comments

Jeff Crivello, CEO, commented, “The fourth quarter of 2021 marked another successful quarter of strong operational execution and company growth. We continue to successfully execute our three core growth initiatives which include filling latent capacity of our current restaurants, organic unit growth, and build a diversified portfolio of food and beverage brands via accretive M&A.

In December 2021 and January 2022, we experienced a traffic decline associated with the Omicron variant of COVID-19. However, as case counts have declined, we have seen rebounds in both dine-in traffic and catering sales in February and March of 2022.

As we have continued to diversify our portfolio of restaurant brands, we will be changing the name of our parent company from BBQ Holdings, Inc. to Famous Hospitality, Inc.”

Key Operating Metrics

	Three Months Ended		Year Ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Restaurant count:
Franchise-operated	216	98	216	98
Company-owned	100	47	100	47
Total	316	145	316	145
Same store net restaurant sales %:
Franchise-operated	26.5%	(13.6)%	25.9%	(17.0)%
Company-owned	37.8%	(5.5)%	36.7%	(8.5)%
Total	30.8%	(11.6)%	29.8%	(15.3)%

(in thousands, expect per share data)

System-wide restaurant sales(1)	$171,086	$78,894	$507,882	$301,743

Net income attributable to shareholders	$2,602	$(2,836)	$24,021	$4,947

Net income attributable to shareholders, per diluted share	$0.25	$(0.31)	$2.42	$0.54

Cash EBITDA(2)	$4,550	$85	$17,450	$948

(1)	System-wide restaurant sales include sales for all Company-owned and franchise-operated restaurants, as reported by franchisees. Restaurant sales for franchise-operated restaurants are not revenues of the Company and are not included in the Company’s consolidated financial statements.
(2)	Cash EBITDA is a non-GAAP measure. A reconciliation of all non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying financial tables. See “Non-GAAP Reconciliation.”

Fourth Quarter and Fiscal Year 2021 Review

Total revenue for the fourth quarter of 2021 was $68.4 million, up 99.6% from the fourth quarter of 2020. Total revenue for fiscal year 2021 was $206.4 million, up 70.3% from fiscal year 2020. The increase in year-over-year revenue was driven primarily by the acquisitions of the Village Inn and Bakers Square brands, four additional Famous Dave’s restaurants, and the Tahoe Joe’s Steakhouse brand, as well as the reduction of dining restrictions in 2021 compared to 2020.

Net income attributable to shareholders was approximately $2.6 million, or $0.25 per diluted share, in the fourth quarter of fiscal 2021 compared to a loss of approximately $2.8 million, or $0.31 per diluted share, in the fourth quarter of fiscal 2020. Fiscal year 2021 net income was $24.0 million compared to $4.9 million in fiscal year 2020. This increase in net income was mainly attributable to a gain on forgiveness of debt and a gain on bargain purchase. Additionally, the increase in net income was also driven by (i) an increase in same store sales, (ii) sales from the acquisitions of the Village Inn and Bakers Square brands, four additional Famous Dave’s restaurants, and the Tahoe Joe’s Steakhouse brand, (iii) improvements in restaurant-level margins and (iv) improvements in general and administrative expense efficiency. Cash EBITDA, a non-GAAP measure, increased $4.5 million from $0.1 million in the fourth quarter of 2020 to $4.6 million in the fourth quarter of 2021. Cash EBITDA for fiscal year 2021 was $17.5 million, an increase of $16.5 million over fiscal year 2020. A reconciliation between cash EBITDA and its most directly comparable GAAP measure is included in the accompanying financial tables.

Restaurant-level operating margin as a percentage of restaurant net sales, a non-GAAP measure, was 7.6% and 9.3% for Company-owned restaurants in the fourth quarter and fiscal year 2021, respectively, compared to 2.1% and 1.3% in the fourth quarter and fiscal year 2020, respectively. This increase in restaurant-level operating margin as a percentage of net restaurant sales was due primarily to leverage on our fixed operating costs from the increased revenue resulting from the reduction of dine-in restrictions and restrictions on large gatherings which were put in place in 2020 due to COVID-19 concerns, as well as the acquisition of the Village Inn and Bakers Square brands, four additional Famous Dave’s restaurants, and the Tahoe Joe’s Steakhouse brand. A reconciliation of restaurant sales to restaurant-level margin is included in the accompanying financial tables. General and administrative expenses for the quarter ended January 2, 2022, and January 3, 2021 represented approximately 8.3% and 12.8% of total revenues, respectively. General and administrative expenses for fiscal year 2021 and fiscal year 2020 represented approximately 9.3% and 11.9% of total revenues, respectively. While general and administrative expenses increased in fiscal year 2021 compared to fiscal year 2020, such expenses decrease as a percentage of revenue in 2021 due primarily to the increase in total revenue.

About BBQ Holdings

BBQ Holdings, Inc. (NASDAQ: BBQ) is a national restaurant company engaged in franchising, ownership and operation of casual and fast dining restaurants. As of March 14, 2022, BBQ Holdings had multiple brands with over 100 Company-owned locations and over 200 franchised locations, including ghost kitchens operating out of the kitchen of another restaurant location or shared kitchen space. While BBQ Holdings continues to diversify its ownership in the restaurant community, it was founded with the principle of combining the “art and science” of barbecue to serve up the very best of the best to barbecue lovers everywhere. Along with a wide variety of BBQ favorites served at their BBQ restaurants, BBQ Holdings also operates Granite City Food and Brewery restaurants which offer award winning craft beer and a made-from-scratch, chef driven menu featuring contemporary American cuisine. Village Inn and Bakers Square add a legendary Family Dining element to BBQ Holdings, with these concepts specializing in breakfast and pies. Tahoe Joe’s is known for their pellet-broiler cooked and smoked infused steak.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses non-GAAP measures including those indicated below. These non-GAAP measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s consolidated financial statements and are subject to inherent limitations. By providing non-GAAP measures, together with a reconciliation to the most comparable GAAP measure, the Company believes that it is enhancing investors’ understanding of the Company’s business and results of operations. These measures are not intended to be considered in isolation of, as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. The non-GAAP measures presented may be different from the measures used by other companies. The Company urges investors to review the reconciliation of its non-GAAP measures to the most directly comparable GAAP measure, included in the accompanying financial tables.

Cash EBITDA is net income plus asset impairment, estimated lease termination charges and other closing costs, depreciation and amortization, net interest expense, net (gain) loss on disposal of equipment, stock-based compensation, acquisition costs, pre-opening costs, severance, gain on debt forgiveness, gain on bargain purchase, provision (benefit) for income taxes, and non-cash rent.

Free cash flow is the Cash EBITDA less cash paid for property, equipment and leasehold improvements. Adjusted net income (loss) is net income plus asset impairment, estimated lease termination charges and other closing costs, less gain on debt forgiveness and gain on bargain purchase. Adjusted earnings per diluted share equals adjusted net income (loss) divided by the weighted average shares outstanding, assuming dilution.

Restaurant-level operating margins are equal to net restaurant sales, less restaurant-level food and beverage cost, labor and benefit costs, and operating expenses for Company-owned restaurants.

Forward-Looking Statements

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of the Company’s restaurant openings, the timing of refreshes and the timing or success of refranchising plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from expected results. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from the Company’s expectation include the impact of the COVID-19 virus pandemic, financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the Company’s SEC reports.

Contact:Jeff Crivello – Chief Executive Officer
jeff.crivello@bbq-holdings.com

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Revenue:
Restaurant sales, net	$62,690	$31,293	$187,872	$109,544
Franchise royalty and fee revenue	3,538	2,291	12,187	8,919
Franchisee national advertising fund contributions	501	298	1,711	1,124
Licensing and other revenue	1,666	376	4,672	1,650
Total revenue	68,395	34,258	206,442	121,237

Costs and expenses:
Food and beverage costs	19,249	9,661	55,969	33,867
Labor and benefits costs	19,809	10,252	59,297	37,228
Operating expenses	18,868	10,733	55,223	36,984
Depreciation and amortization expenses	2,470	1,301	7,395	5,121
General and administrative expenses	5,660	4,371	19,176	14,195
National advertising fund expenses	501	298	1,711	1,124
Asset impairment, estimated lease termination charges and other closing costs, net	10	869	116	5,683
Pre-opening expenses	21	103	204	10
Gain on disposal of property, net	(1,113)	(703)	(979)	(1,810)
Total costs and expenses	65,475	36,885	198,112	132,402

Income (loss) from operations	2,920	(2,627)	8,330	(11,165)

Other income (expense):
Interest expense	(144)	(214)	(583)	(805)
Interest income	31	49	178	154
Gain on forgiveness of debt	—	—	14,109	—
Gain on bargain purchase	(208)	(429)	2,995	13,246
Total other income (expense)	(321)	(594)	16,699	12,595

Income (loss) before income taxes	2,599	(3,221)	25,029	1,430

Income tax (expense) benefit	(144)	318	(661)	2,837

Net income (loss)	2,455	(2,903)	24,368	4,267
Net (income) loss attributable to non-controlling interest	147	67	(347)	680
Net income (loss) attributable to shareholders	$2,602	$(2,836)	$24,021	$4,947

Income (loss) per common share:
Basic net income (loss) per share attributable to shareholders	$0.25	$(0.31)	$2.44	$0.54
Diluted net income (loss) per share attributable to shareholders	$0.25	$(0.31)	$2.42	$0.54
Weighted average shares outstanding - basic	10,445	9,175	9,826	9,155
Weighted average shares outstanding - diluted	10,550	9,175	9,922	9,156

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

ASSETS
Current assets:	January 2, 2022	January 3, 2021
Cash and cash equivalents	$40,309	$18,101
Restricted cash	1,152	1,502
Accounts receivable, net of allowance for doubtful accounts of $270,000 and $277,000, respectively	5,476	4,823
Inventories	3,316	2,271
Prepaid expenses and other current assets	3,919	1,252
Assets held for sale	—	1,070
Total current assets	54,172	29,019

Property, equipment and leasehold improvements, net	39,943	32,389

Other assets:
Operating lease right-of-use assets	78,843	61,634
Goodwill	3,037	601
Intangible assets, net	23,444	9,967
Deferred tax asset, net	3,692	4,934
Other assets	1,292	1,724
Total assets	$204,423	$140,268

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,661	$6,385
Current portion of operating lease liabilities	11,904	6,185
Current portion of long-term debt and finance lease liabilities	1,621	2,111
Accrued compensation and benefits	7,121	2,390
Gift card liability	11,257	6,554
Other current liabilities	8,510	3,212
Total current liabilities	48,074	26,837

Long-term liabilities:
Operating lease liabilities, less current portion	77,729	63,105
Finance lease liabilities, less current portion	79	—
Long-term debt, less current portion	13,197	22,169
Other liabilities	997	1,224
Total liabilities	140,076	113,335

Shareholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized, 10,495 and 9,307 shares issued and outstanding at January 2, 2022 and January 3, 2021, respectively	105	93
Additional paid-in capital	21,782	8,748
Retained earnings	43,391	19,370
Total shareholders’ equity	65,278	28,211
Non-controlling interest	(931)	(1,278)
Total equity	64,347	26,933
Total liabilities and equity	$204,423	$140,268

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended
	January 2, 2022	January 3, 2021
Cash flows from operating activities:
Net income	$24,368	$4,267
Adjustments to reconcile net income to cash flows provided by operations:
Depreciation and amortization	7,395	5,121
Stock-based compensation	1,268	886
Net gain on disposal	(979)	(1,783)
Asset impairment, estimated lease termination charges and other closing costs, net	—	5,483
Gain on forgiveness of debt	(14,109)	—
Gain on bargain purchase	(2,995)	(13,246)
Amortization of operating right-of-use assets	8,514	5,249
Deferred tax asset	337	(2,837)
Other non-cash items	905	796
Changes in operating assets and liabilities:
Accounts receivable, net	(1,570)	(1,011)
Prepaid expenses and other assets	(2,983)	1,460
Accounts payable	1,276	2,418
Accrued compensation	4,730	(244)
Lease liabilities	(8,278)	(5,152)
Gift card liability	3,341	(2,133)
Accrued and other liabilities	3,638	2,814
Cash flows provided by operating activities	24,858	2,088

Cash flows from investing activities:
Proceeds from the sale of assets	2,587	2,869
Purchases of property, equipment and leasehold improvements	(3,826)	(3,499)
Payments for acquired restaurants	(18,808)	(5,381)
Payments received on note receivable	785	42
Cash flows used for investing activities	(19,262)	(5,969)

Cash flows from financing activities:
Proceeds from long-term debt	15,000	22,058
Payments for debt issuance costs	(114)	(45)
Payments on long-term debt	(10,403)	(4,621)
Tax payments for restricted stock units and stock options exercised	(1,094)	—
Proceeds from sale of common stock, net of offering costs	12,428	—
Proceeds from exercise of stock options	445	6
Cash provided by financing activities	16,262	17,398

Increase in cash, cash equivalents and restricted cash	21,858	13,517
Cash, cash equivalents and restricted cash, beginning of period	19,603	6,086
Cash, cash equivalents and restricted cash, end of period	$41,461	$19,603

Supplemental Disclosures
Cash paid for interest, net	$494	$706

Non-cash investing and financing activities:
Operating right-of-use assets acquired	23,544	51,682
Lease liabilities assumed pursuant to acquisitions	26,166	51,682
Gift card liability assumed pursuant to acquisitions	1,362	3,923
Inventory acquired pursuant to acquisitions	623	1,178

BBQ HOLDINGS, INC. AND SUBSIDIARIES

OPERATING RESULTS

(unaudited)

	Three Months Ended		Year Ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Food and beverage costs(1)	30.7%	30.9%	29.8%	30.9%
Labor and benefits costs(1)	31.6%	32.8%	31.6%	34.0%
Operating expenses(1)	30.1%	34.3%	29.4%	33.8%
Restaurant-level operating margin(1)(2)	7.6%	2.1%	9.3%	1.3%
Depreciation and amortization expenses(3)	3.6%	3.8%	3.6%	4.2%
General and administrative expenses(3)	8.3%	12.8%	9.3%	11.7%
Income (loss) from operations(3)	4.3%	(7.7)%	4.0%	(9.2)%

(1)	As a percentage of restaurant sales, net
(2)	Restaurant-level operating margins are equal to restaurant sales, net, less restaurant-level food and beverage costs, labor and benefit costs, and operating expense.
(3)	As a percentage of total revenue

BBQ HOLDINGS, INC. AND SUBSIDIARIES

RESTAURANT-LEVEL PROFIT AND RESTAURANT-LEVEL MARGIN (1)

NON-GAAP RECONCILIATION

(in thousands)

	Three Months Ended		Year Ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Restaurant sales, net	$62,690	$31,293	$187,872	$109,544
Restaurant operating costs (2)	57,926	30,646	170,489	108,079
Restaurant-level profit	$4,764	$647	$17,383	$1,465
Restaurant-level margin	7.6%	2.1%	9.3%	1.3%

______________________________________

(1)       For Company-owned restaurants.

(2)       Restaurant operating costs consist of food and beverage costs, labor and benefits costs and operating expenses.

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CASH EBITDA AND FREE CASH FLOW

NON-GAAP RECONCILIATION

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
(dollars in thousands)
Net income	$2,455	$(2,903)	$24,368	$4,267
Asset impairment and estimated lease termination charges and other closing costs	10	869	116	5,683
Depreciation and amortization	2,470	1,301	7,395	5,121
Interest expense, net	113	165	405	651
Net gain on disposal of equipment	(1,113)	(703)	(979)	(1,810)
Stock-based compensation	336	517	1,268	939
Acquisition costs	375	(58)	925	(105)
Pre-opening costs	21	103	204	10
Severance	-	35	-	86
Gain on debt forgiveness	-	-	(14,109)	-
Gain on bargain purchase	208	429	(2,995)	(13,246)
Provision for income taxes	144	(318)	661	(2,837)
Non-cash rent	(469)	648	191	2,189
Cash EBITDA	$4,550	$85	$17,450	$948

Less cash paid for property, equipment and leasehold improvements	(1,410)	(828)	(3,826)	(3,499)
Free cash flow	$3,140	$(743)	$13,624	$(2,551)

BBQ HOLDINGS, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME (LOSS) AND EARNINGS (LOSS) PER DILUTED SHARE

NON-GAAP RECONCILIATION

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
(dollars in thousands)	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Net income (loss) attributable to shareholders	$2,602	$(2,836)	$24,021	$4,947
Asset impairment, estimated lease termination charges and other closing costs	10	869	116	5,683
Gain on debt forgiveness	—	—	(14,109)	—
Gain on bargain purchase	208	429	(2,995)	(13,246)
Adjusted net income (loss)	2,820	(1,538)	7,033	(2,616)
Weighted average shares outstanding - diluted	10,550	9,175	9,922	9,155
Adjusted earnings (loss) per diluted share	$0.27	$(0.17)	$0.71	$(0.29)